                                                                     EXHIBIT 4.7

Voyager One, Inc.
859 West End Court - Suite I
Vernon Hills, IL 60061
Phone: (847) 984-6200
Fax: (847) 984-6201

December 31, 2004                                       HAND DELIVERED
                                                        --------------

Mr. John Lichter
President/CEO
Quest Manufacturing, Inc.
2503 Spring Ridge Drive
Unit F
P.O. Box 430
Spring Grove, IL  60081

RE:  Repayment of proceeds pursuant to Asset Purchase Agreement

Dear Mr. Lichter:

Pursuant to Paragraph 5(b)(2) of the Asset Purchase Agreement between Quest Manufacturing, Inc. and Silicon Film Technologies, Incorporated, dated February 1, 2003, the outstanding balance of $305,000 is to be payable to Quest Manufacturing, Inc no later than December 31, 2004. This unpaid balance has accrued interest at 6% per annum. This will confirm that you have agreed, on behalf of Quest Manufacturing, Inc. to extend the payment date to March 31, 2005. The outstanding balance will continue to accrue interest at the rate of six percent (6%) per annum. Please confirm this agreement by signing and dating this letter below.

Very truly yours,

/s/ Sebastien C. DuFort

Sebastien DuFort
President
Voyager One, Inc.

I, John Lichter, President and CEO of Quest Manufacturing, Inc., hereby confirm that I have extended the payment due date of outstanding funds of $305,000 plus interest as indicated above to March 31, 2005

 12/31/04                    /s/ John Lichter
----------------            -----------------------------
Date                                John Lichter
                                    President/CEO
                                    Quest Manufacturing

SD/cap

Quest Manufacturing, Inc.
2503 Spring Ridge Drive
Unit F
P.O. Box 430
Spring Grove, IL  60081



March 23, 2005                                         HAND DELIVERED
                                                       --------------


Mr. Sebastien DuFort
President Voyager One, Inc.
859 West End Court-Suite I
Vernon Hills, IL 60061

RE: Repayment of proceeds pursuant to Asset Purchase Agreement

Dear Mr. DuFort:

This will confirm that I have agreed, on behalf of Quest Manufacturing, Inc. (Quest), to extend the payment date of the outstanding balance of $305,000 owed Quest pursuant to paragraph 5(b)(2) of the Asset Purchase Agreement dated February 1, 2003 from March 31, 2005 to July 31, 2005. This unpaid balance has accrued interest at 6% per annum. You have agreed that the outstanding balance will continue to accrue interest at the rate of six percent (6%) per annum.

Very truly yours,

/S/ John A. Lichter

John Lichter
President/CEO
Quest Manufacturing, Inc.